Exhibit 99.1

Financial Contact:     James S. Gulmi (615) 367-8325
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS SECOND QUARTER FISCAL 2015 RESULTS

NASHVILLE, Tenn., Aug. 28, 2014 --- Genesco Inc. (NYSE: GCO) today reported earnings from continuing operations for the second quarter ended August 2, 2014, of $4.8 million, or $0.20 per diluted share, compared to earnings from continuing operations of $8.5 million, or $0.36 per diluted share, for the second quarter ended August 3, 2013. Fiscal 2015 second quarter results reflect expenses of $3.6 million, or $0.14 per diluted share after tax, including $2.2 million related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited; and $1.4 million in network intrusion expenses, asset impairment charges and other legal matters. Fiscal 2014 second quarter results reflected expenses of $6.6 million, or $0.20 per diluted share after tax, including $5.9 million associated with a change in accounting for bonus awards, $2.8 million related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited, and $1.2 million for other legal matters, network intrusion expenses and impairment charges, partially offset by a net gain of $3.3 million on the termination of the lease of a New York City Journeys store location.

Adjusted for the items described above in both periods, earnings from continuing operations were $8.0 million, or $0.34 per diluted share, for the second quarter of Fiscal 2015, compared to earnings from continuing operations of $13.2 million, or $0.56 per diluted share, for the second quarter of Fiscal 2014. For consistency with Fiscal 2015's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the second quarter of Fiscal 2015 increased 7.1% to $615 million from $575 million in the second quarter of Fiscal 2014. Consolidated second quarter 2015 comparable sales, including same store sales and comparable e-commerce and catalog sales, increased 2%, with a 5% increase in the Journeys Group, a 2% decrease in the Lids Sports Group, a 1% increase in the Schuh Group, and a 2% increase in the Johnston & Murphy Group.

Robert J. Dennis, chairman, president and chief executive officer of Genesco, said, “We are disappointed with our second quarter earnings performance. Solid comparable sales gains and a strong topline performance in our direct businesses were not enough to offset a sales and gross margin shortfall versus plan at the Lids Sports Group. The third quarter is off to a solid start, with consolidated comparable sales for the Company up 4% through August 23, 2014.”

Dennis also discussed the Company’s updated outlook. “Based on our second quarter performance and slightly lower expectations for the balance of the year at Lids, we now expect adjusted Fiscal 2015 diluted earnings per share in the range of $5.10 to $5.20, or from flat to a 2% increase over Fiscal 2014’s adjusted earnings per share of $5.09, down from our previously issued guidance of $5.40 to $5.55. Consistent with our previous guidance, these expectations do not include non-cash asset impairments and other charges, partially offset by a gain on a lease termination in the first quarter this year, which we estimate will be in the range of $3.2 million to $3.7 million pretax, or $0.08 to $0.10 per share, after tax, in Fiscal 2015. These expectations also do not reflect a $5.7 million, or $0.15 per diluted share, change in

Exhibit 99.1

the first quarter related to the change in accounting for bonus awards. Finally, the expected earnings per share do not reflect compensation expense associated with the Schuh deferred purchase price as described above, which is currently estimated at approximately $7.4 million, or $0.31 per diluted share, for the full year. This guidance assumes a comparable sales increase in the low single digit range for the full fiscal year.” A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Dennis concluded, “We continue to believe our longer-term future is compelling based on the strength of our brands and the numerous omnichannel initiatives that are helping fortify their strategic positions.”

Conference Call and Management Commentary

The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on August 28, 2014 at 7:30 a.m. (Central time), may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the amount of required accruals related to the earn-out bonus potentially payable to Schuh management based on the achievement of certain performance objectives; the timing and amount of non-cash asset impairments related to retail store fixed assets or to intangible assets of acquired businesses; the effectiveness of our omnichannel initiatives, weakness in the consumer economy; competition in the Company's markets; inability of customers to obtain credit; fashion trends that affect the sales or product margins of the Company's retail product offerings; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our

Exhibit 99.1

website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,670 retail stores and leased departments throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Underground by Journeys, Schuh, Schuh Kids, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.schuh.co.uk, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsteamsports.com, www.lidsclubhouse.com, www.trask.com, www.suregripfootwear.com and www.dockersshoes.com. The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores, and the Lids Team Sports team dealer business. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, SureGrip, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
In Thousands	2014	2013	2014	2013
Net sales	$615,474	$574,746	$1,244,299	$1,166,134
Cost of sales	313,729	291,938	626,610	584,889
Selling and administrative expenses*	290,239	274,420	583,576	545,804
Asset impairments and other, net	1,422	(7,140)	311	(5,811)
Earnings from operations	10,084	15,528	33,802	41,252
Interest expense, net	782	1,140	1,483	2,179
Earnings from continuing operations
before income taxes	9,302	14,388	32,319	39,073

Income tax expense	4,534	5,923	13,453	16,099
Earnings from continuing operations	4,768	8,465	18,866	22,974

Provision for discontinued operations	(74)	(125)	(199)	(224)
Net Earnings	$4,694	$8,340	$18,667	$22,750

*Includes $2.2 million and $5.3 million, respectively, in deferred payments related to the Schuh acquisition for the second quarter and first six months ended August 2, 2014, respectively, and $2.8 million and $5.7 million for the second quarter and first six months ended August 3, 2013, respectively.

Earnings Per Share Information
	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
In Thousands (except per share amounts)	2014	2013	2014	2013
Preferred dividend requirements	$—	$—	$—	$33

Average common shares - Basic EPS	23,496	23,274	23,432	23,284

Basic earnings per share:
From continuing operations	$0.20	$0.36	$0.81	$0.99
Net earnings	$0.20	$0.36	$0.80	$0.98

Average common and common
equivalent shares - Diluted EPS	23,622	23,523	23,657	23,627

Diluted earnings per share:
From continuing operations	$0.20	$0.36	$0.80	$0.97
Net earnings	$0.20	$0.35	$0.79	$0.96

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
In Thousands	2014	2013	2014	2013
Sales:
Journeys Group	$236,838	$222,471	$498,961	$479,614
Schuh Group	99,770	82,109	181,046	150,432
Lids Sports Group	199,317	192,456	388,583	370,361
Johnston & Murphy Group	54,995	53,258	118,392	111,683
Licensed Brands	24,292	23,869	56,754	53,224
Corporate and Other	262	583	563	820
Net Sales	$615,474	$574,746	$1,244,299	$1,166,134
Operating Income (Loss):
Journeys Group	$6,820	$1,717	$26,497	$23,930
Schuh Group (1)	(197)	(1,433)	(5,338)	(6,076)
Lids Sports Group	8,474	12,725	16,611	23,521
Johnston & Murphy Group	(424)	1,751	4,072	5,599
Licensed Brands	1,873	1,471	5,394	4,392
Corporate and Other (2)	(6,462)	(703)	(13,434)	(10,114)
Earnings from operations	10,084	15,528	33,802	41,252
Interest, net	782	1,140	1,483	2,179
Earnings from continuing operations
before income taxes	9,302	14,388	32,319	39,073
Income tax expense	4,534	5,923	13,453	16,099
Earnings from continuing operations	4,768	8,465	18,866	22,974

Provision for discontinued operations	(74)	(125)	(199)	(224)
Net Earnings	$4,694	$8,340	$18,667	$22,750

(1)Includes $2.2 million and $5.3 million, respectively, in deferred payments related to the Schuh acquisition for the second quarter and first six months ended August 2, 2014, respectively, and $2.8 million and $5.7 million for the second quarter and first six months ended August 3, 2013, respectively.

(2)Includes a $1.4 million charge in the second quarter of Fiscal 2015 which includes $0.6 million for network intrusion expenses, $0.4 million for asset impairments and $0.6 million for other legal matters, partially offset by a $0.2 million gain for a lease termination. Includes a $0.3 million charge for the first six months of Fiscal 2015 which includes a $3.3 million gain on a lease termination, partially offset by $1.8 million for network intrusion expenses, $1.2 million for asset impairments and $0.6 million for other legal matters. Includes $7.1 million income in the second quarter of Fiscal 2014 which includes an $8.3 million gain on a lease termination, partially offset by a $0.5 million charge for other legal matters, a $0.5 million charge for network intrusion expenses and a $0.2 million charge for asset impairments. Includes $5.8 million income for the first six months of Fiscal 2014 which includes an $8.3 million gain on a lease termination, partially offset by $1.4 million for asset impairments, $0.6 million for network intrusion expenses and $0.5 million for other legal matters.

Exhibit 99.1

GENESCO INC.

Consolidated Balance Sheet
	August 2,	August 3,
In Thousands	2014	2013
Assets
Cash and cash equivalents	$59,303	$46,027
Accounts receivable	54,142	50,188
Inventories	669,388	628,074
Other current assets	96,414	84,943
Total current assets	879,247	809,232
Property and equipment	296,407	244,589
Other non-current assets	405,183	403,528
Total Assets	$1,580,837	$1,457,349
Liabilities and Equity
Accounts payable	$237,777	$244,752
Current portion long-term debt	29,284	5,313
Other current liabilities	172,991	134,717
Total current liabilities	440,052	384,782
Long-term debt	47,083	67,813
Other long-term liabilities	148,411	171,562
Equity	945,291	833,192
Total Liabilities and Equity	$1,580,837	$1,457,349

Exhibit 99.1

GENESCO INC.

Retail Units Operated - Six Months Ended August 2, 2014
	Balance	Acqui-			Balance	Acqui-			Balance
	2/2/2013	sitions	Open	Close	2/1/2014	sitions	Open	Close	8/2/2014
Journeys Group	1,157	—	39	28	1,168	—	12	8	1,172
Journeys	820	—	20	13	827	—	5	3	829
Underground by Journeys	130	—	—	13	117	—	—	2	115
Journeys Kidz	156	—	19	1	174	—	7	2	179
Shi by Journeys	51	—	—	1	50	—	—	1	49
Schuh Group	92	—	29	22	99	—	4	4	99
Schuh UK*	70	—	29	9	90	—	4	4	90
Schuh ROI	9	—	—	—	9	—	—	—	9
Schuh Concessions*	13	—	—	13	—	—	—	—	—
Lids Sports Group**	1,053	15	102	37	1,133	19	101	20	1,233
Johnston & Murphy Group	157	—	13	2	168	—	6	4	170
Shops	102	—	6	2	106	—	2	2	106
Factory Outlets	55	—	7	—	62	—	4	2	64
Total Retail Units	2,459	15	183	89	2,568	19	123	36	2,674
Permanent Units*	2,446	15	173	69	2,565	19	123	33	2,674

Retail Units Operated - Three Months Ended August 2, 2014

	Balance	Acqui-			Balance
	5/3/2014	sitions	Open	Close	8/2/2014
Journeys Group	1,172	—	5	5	1,172
Journeys	828	—	3	2	829
Underground by Journeys	117	—	—	2	115
Journeys Kidz	178	—	2	1	179
Shi by Journeys	49	—	—	—	49
Schuh Group	100	—	2	3	99
Schuh UK*	91	—	2	3	90
Schuh ROI	9	—	—	—	9
Lids Sports Group**	1,134	19	82	2	1,233
Johnston & Murphy Group	167	—	5	2	170
Shops	105	—	2	1	106
Factory Outlets	62	—	3	1	64
Total Retail Units	2,573	19	94	12	2,674
Permanent Units*	2,571	19	94	10	2,674

*Excludes Schuh Concessions and temporary "pop-up" locations.
**Includes 95 Locker Room by Lids in Macy's stores as of August 2, 2014.

Exhibit 99.1

Comparable Sales (including same store and comparable direct sales)
	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
	2014	2013	2014	2013
Journeys Group	5%	(1)%	3%	(1)%
Schuh Group	1%	(7)%	0%	(9)%
Lids Sports Group	(2)%	(3)%	(1)%	(4)%
Johnston & Murphy Group	2%	7%	1%	7%
Total Comparable Sales	2%	(2)%	1%	(3)%

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended August 2, 2014 and August 3, 2013

	Three	Impact on	Three	Impact on
	Months	Diluted	Months	Diluted
In Thousands (except per share amounts)	July 2014	EPS	July 2013	EPS
Earnings from continuing operations, as reported	$4,768	$0.20	$8,465	$0.36

Adjustments: (1)
Impairment charges	260	0.01	133	0.01
Deferred payment - Schuh acquisition	2,227	0.09	2,851	0.12
Gain on lease termination	(113)	—	(2,077)	(0.09)
Change in accounting for bonus awards	—	—	3,698	0.16
Other legal matters	386	0.02	315	0.01
Network intrusion expenses	360	0.02	271	0.01
Higher (lower) effective tax rate	129	—	(466)	(0.02)

Adjusted earnings from continuing operations (2)	$8,017	$0.34	$13,190	$0.56

(1) All adjustments are net of tax where applicable. The tax rate for the second quarter of Fiscal 2015 is 37.9% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the second quarter of Fiscal 2014 is 36.9% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 23.6 million and 23.5 million share count for Fiscal 2015 and 2014, respectively, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Three Months Ended August 2, 2014 and August 3, 2013

	Three Months Ended August 2, 2014
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$6,820	$—	$6,820
Schuh Group*	(197)	2,227	2,030
Lids Sports Group	8,474	—	8,474
Johnston & Murphy Group	(424)	—	(424)
Licensed Brands	1,873	—	1,873
Corporate and Other	(6,462)	1,422	(5,040)

Total Operating Income	$10,084	$3,649	$13,733

*Schuh Group adjustments include $2.2 million in deferred purchase price payments.

	Three Months Ended August 3, 2013
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$1,717	$4,642	$6,359
Schuh Group*	(1,433)	4,224	2,791
Lids Sports Group	12,725	(37)	12,688
Johnston & Murphy Group	1,751	9	1,760
Licensed Brands	1,471	2	1,473
Corporate and Other	(703)	(2,284)	(2,987)

Total Operating Income	$15,528	$6,556	$22,084

*Schuh Group adjustments include $2.8 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Six Months Ended August 2, 2014 and August 3, 2013

	Six	Impact on	Six	Impact on
	Months	Diluted	Months	Diluted
In Thousands (except per share amounts)	July 2014	EPS	July 2013	EPS
Earnings from continuing operations, as reported	$18,866	$0.80	$22,974	$0.97

Adjustments: (1)
Impairment charges	779	0.03	893	0.04
Deferred payment - Schuh acquisition	5,329	0.22	5,702	0.24
Gain on lease termination	(2,104)	(0.09)	(2,077)	(0.09)
Change in accounting for bonus awards	3,575	0.15	7,815	0.33
Other legal matters	399	0.02	302	0.01
Network intrusion expenses	1,121	0.05	360	0.02
Higher (lower) effective tax rate	(654)	(0.03)	(532)	(0.02)

Adjusted earnings from continuing operations (2)	$27,311	$1.15	$35,437	$1.50

(1) All adjustments are net of tax where applicable. The tax rate for the first six months of Fiscal 2015 is 37.3% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the first six months of Fiscal 2014 is 37.0% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 23.7 million and 23.6 million share count for Fiscal 2015 and 2014, respectively, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Six Months Ended August 2, 2014 and August 3, 2013

	Six Months Ended August 2, 2014
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$26,497	$4,919	$31,416
Schuh Group*	(5,338)	5,329	(9)
Lids Sports Group	16,611	—	16,611
Johnston & Murphy Group	4,072	25	4,097
Licensed Brands	5,394	—	5,394
Corporate and Other	(13,434)	1,046	(12,388)

Total Operating Income	$33,802	$11,319	$45,121

*Schuh Group adjustments include $5.3 million in deferred purchase price payments.

	Six Months Ended August 3, 2013
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$23,930	$6,060	$29,990
Schuh Group*	(6,076)	8,692	2,616
Lids Sports Group	23,521	1,676	25,197
Johnston & Murphy Group	5,599	13	5,612
Licensed Brands	4,392	(4)	4,388
Corporate and Other	(10,114)	843	(9,271)

Total Operating Income	$41,252	$17,280	$58,532

*Schuh Group adjustments include $5.7 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 31, 2015

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2015		Fiscal 2015
Forecasted earnings from continuing operations	$110,174	$4.66	$107,491	$4.54

Adjustments: (1)
Asset impairment and other charges	1,983	0.08	2,296	0.1
Change in accounting for bonus awards	3,575	0.15	3,575	0.15
Deferred payment - Schuh acquisition	7,380	0.31	7,380	0.31

Adjusted forecasted earnings from continuing operations (2)	$123,112	$5.20	$120,742	$5.10

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2015 is approximately 37.3% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 23.7 million share count for Fiscal 2015 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.